Exhibit 10.1

ALIBABA GROUP HOLDING LIMITED

2024 EQUITY INCENTIVE PLAN

Effective on August 22, 2024

1. Purposes of the Plan.

The purposes of this Alibaba Group Holding Limited 2024 Equity Incentive Plan (as may be amended or amended and restated from time to time, the “Plan”) is to enable Alibaba Group Holding Limited, a Cayman Islands company (the “Company”), to provide additional incentives to attract and retain the services of the employees, directors and consultants of the Company, its subsidiaries or related entities considered essential to the success of the Group (as defined below) to promote the success of the Group as a whole. Options granted under the Plan may be “Incentive Stock Options” or “Nonstatutory Stock Options”, as determined by the Administrator (as defined below) at the time of grant. Restricted Shares, Restricted Share Units and Share Appreciation Rights (each as defined below) may also be granted under the Plan.

2. Definitions and Interpretation.

(a) Definitions. In this Plan, unless the context otherwise requires, the following expressions shall have the following meanings:

“Administrator” means the Committee or in the absence of the Committee, the Board.

“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or automated quotation system, of any jurisdiction applicable to Awards granted to residents therein.

“Award” means an Option, Restricted Share, Restricted Share Unit or Share Appreciation Right award granted to a Participant pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

“Awarded Shares” means Shares in the Shares Pool held by the Trust which are subject to Awards granted to Participants and provisionally allocated by the Trustee for the benefit of the Participants in accordance with the directions of the Administrator, pending the vesting or exercise, as applicable, of the applicable Awards and distribution to or disposition by the Trustee on behalf of such Participants pursuant to the terms and conditions of this Plan and the applicable Award Agreement.

“Board” means the Board of Directors of the Company.

“Business” means any Person which carries on activities for profit, and shall be deemed to include any affiliate of such Person.

“Cause” means, with respect to a Participant:

(i) any commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a felony or a lesser crime involving moral turpitude;

(ii) any material breach of any agreement or understanding between the Participant and any Group Member including, without limitation, any applicable intellectual property and/or invention assignment, employment, non-competition, confidentiality or other similar agreement (the occurrence of which breach shall be determined in accordance with the governing law and, unless the Company determines otherwise in its sole discretion, the dispute resolution provisions that are set forth in, or are otherwise applicable under, the relevant agreement or understanding);

(iii) any material misrepresentation or omission of any material fact in connection with the Participant’s employment with any Group Member or service as a Service Personnel;

(iv) any material failure to perform the customary duties as an Employee, Service Provider or Executive Director, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of any Group Member;

(v) any conduct to make, procure, or arrange to be made any disparaging statement (including but not limited to any libel, slander or spreading of rumors) regarding any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member, to any person by any means whatsoever that has material adverse impact on any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member; provided, that this provision shall not apply to any conduct or communication that is protected by Applicable Laws; or

(vi) any other conduct that is materially adverse to the name, reputation or interests of the Group.

“Change in Control” means any of the following transactions:

(i) the consummation of an amalgamation, arrangement, merger, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction (A) the principal purpose of which is to change the jurisdiction in which the Company is incorporated or (B) which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own fifty percent (50%) or more of the voting securities of the surviving entity;

(ii) the consummation of a sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary);

(iii) the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(iv) the consummation of any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the securities of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, (B) the securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting securities in connection with any such transaction such that holders of the Company’s voting securities immediately prior to the transaction no longer hold more than fifty percent (50%) of the voting securities of the Company after the transaction; or

(v) the acquisition in a single transaction or a series of related transactions by any person or related group of persons (other than Employees of one or more Group Members or entities established for the benefit of the Employees of one or more Group Members) of (A) control of the Board or the ability to appoint a majority of the members of the Board, or (B) beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities.

“Code” means the United States Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

“Committee” means the Compensation Committee, or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of this Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

“Company” has the meaning set forth in Section 1.

“Compensation Committee” means the Compensation Committee of the Board (or a subcommittee thereof).

“Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of any Group Member. The Administrator may determine from time to time in its sole discretion a list of Competitors that will be applicable under any Award Agreements.

“Depositary Share” means, without limitation, a Share delivered via the Central Clearing and Settlement System (“CCASS”) to a CCASS participant (either investor participant or a broker participant) or an American Depositary Share, representing eight (8) Shares (as adjusted in accordance with Section 13(a) bleow) of the Company.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Administrator; provided, that for purposes of Incentive Stock Options, “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

“Effective Date” means August 22, 2024.

“Employee” means any Person who has an employment relationship with any Group Member (including Persons who are granted Awards under the Plan as an inducement to enter into employment contracts with any Group Member). An Employee shall not cease to be an Employee in the case of any leave of absence approved by the relevant Group Member under Applicable Laws.

“Employee Participant” means any employee or any employee who is a member of the board of director of the Group (including persons who are granted Awards as an inducement to enter into employment contracts with or to become a member of the board of directors of any member of the Group).

“Executive Director” means an Employee who is a member of the board of directors of a Group Member.

“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i) if the Shares are listed on the Hong Kong Stock Exchange (the “HKSE”), the Fair Market Value shall be the higher of (i) the closing price of the Shares as stated in the HKSE’s daily quotations sheet on the date of determination; and (ii) the average closing price of the Shares as stated in the HKSE’s daily quotations sheets for the five business days immediately preceding the date of determination;

(ii) if depositary receipts representing the Shares are listed on the New York Stock Exchange (the “NYSE”), then the Fair Market Value shall be the higher of (i) the closing sales price for such depositary receipts as quoted on the NYSE on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Laws, or, if the date of determination is not a Trading Date, the closing sales price as quoted on the NYSE on the Trading Date immediately preceding the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Laws; and (ii) the average closing sales price for such depositary receipts as quoted on the NYSE for five Trading Days immediately preceding the date of determination, and in each case divided by the number of Shares that are represented by such depositary receipts;

(iii) subject to the prior consent or waiver or agreement of the relevant regulatory authorities, if the Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems other than the NYSE or the HKSE, then the Fair Market Value shall be the higher of (i) the closing sales price for such Shares as quoted on any such exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Laws, or, if the date of determination is not a Trading Date, the closing sales price as quoted on such exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Laws; and (ii) the average closing sales price for such Shares as quoted on any such exchange or system on which the Shares are listed or traded for five Trading Days immediately preceding the date of determination;

(iv) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the date of determination; or

(v) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Administrator.

“Family Member” means (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the U.S. Securities Act (collectively, the “Immediate Family Members”, which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (iv) any other transferee as may be approved either (A) by the Administrator in its sole discretion, or (B) as provided in the applicable Award Agreement; provided, that the Participant gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that such a transfer would comply with the requirements of the Plan, and if the Awarded Shares are involved, would also comply with the terms of the Trust Deed (where the Family Member must not be an Excluded Person as defined in the Trust Deed and the due diligence on the Family Member as reasonably required by the Trustee is satisfied).

“Group” means the Company and the Subsidiaries.

“Group Member” means the Company, any Subsidiary or any Related Entity.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase one Share, or a fixed number of Shares, as determined by the Administrator and set forth in the applicable Award Agreement granted pursuant to the Plan and include an Incentive Stock Option or Nonstatutory Stock Option.

“Original Trustee” means BOCI Trustee (Hong Kong) Limited, a company incorporated in Hong Kong with registration number 233558 of 2nd Floor, Bank of China Building, No. 2A, Des Voeux Road Central, Hong Kong.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

“Plan” has the meaning set forth in Section 1.

“Related Entity” means any holding companies, fellow subsidiaries or associated companies of the Company. For the purposes of the Plan, any Person in or of which the Company owns, directly or indirectly, securities or interests which is considered an associated company under relevant accounting standards or policies adopted by the Company shall be deemed a “Related Entity” unless the Administrator determines otherwise.

“Restricted Share” means a Share subject to restrictions and repurchase rights granted pursuant to the Plan.

“Restricted Share Unit” means the right to receive one Share (or a fixed number of Shares) or a payment in cash or other property equal to the Fair Market Value of one Share (or such fixed number of Shares), as determined by the Administrator and set forth in the applicable Award Agreement, at a future date granted pursuant to the Plan.

“Returned Shares” means Shares which were originally allocated as Shares subject to an Award by the Company or by the Trustee but such Award has then lapsed, and such Shares are then withheld from distribution to the Participants and issued to or retained by the Trustee as part of the Shares Pool for the purposes of satisfying future Awards granted under the Plan.

“Service Personnel” means any Person who is an Employee, a Service Provider or an Executive Director; provided, that Awards shall not be granted to any Service Provider or Executive Director in any jurisdiction in which, pursuant to Applicable Laws, grants to non-employees are not permitted. If any Person is a Service Personnel by reason of being an Employee, Executive Director or Service Provider to the Company, any Subsidiary or a Related Entity and (i) such Person’s service is transferred to the Company, another Subsidiary or a Related Entity, or (ii) such Person’s status as a Service Personnel changes (for example, a Person was an Employee and becomes a Service Provider), then the Administrator, in its sole discretion, may determine that such Person’s service as a Service Personnel has terminated as a result of such transfer or change of status, as applicable for any or all purposes of any Award, Award Agreement and the Plan.

“Service Provider” means any Person who (i) is engaged by the Group to render consulting or advisory services to the Group; and (ii) provides services to the Group on a continuing or recurring basis in its ordinary and usual course of business which are in the interests of the long term growth of the Group, and in particular, any Person who is engaged by the Group under a service or consultant service contract to provide services or consulting services, including but not limited to any Person who is engaged by the Group under a service or consultant service contract or contracts of similar nature to provide services or consulting services to a Group Member on matters such as (but not limited to) legal, IT, finance, tax, e-commerce, technology, business operations, business development, logistics, data center, strategic planning.

“Share” means an ordinary share of the Company, par value US$0.000003125 per share (whether newly issued or held as treasury Shares), as adjusted in accordance with Section 13(a) below; and for the purpose of this Plan, “Share” shall, as the context requires, also include Depositary Shares.

“Share Appreciation Right” means a right to receive a payment equal to the excess of the Fair Market Value of one Share, or a fixed number of Shares, as determined by the Administrator and set forth in the applicable Award Agreement, on the date the Share Appreciation Right is exercised over the base price as set forth in the applicable Award Agreement, granted pursuant to the Plan.

“Shares Pool” means the Shares held by the Trust for the purpose of facilitating the operation of this Plan, which shall be comprised of Shares that are issued to, or transferred by the Company or any Group Member to, the Trust, or otherwise acquired by or transferred to the Trustee (including, in each case, any Shares that are Awarded Shares) and held as part of the Trust (as adjusted pursuant to Section 13) for the purpose of this Plan; and Shares held in the Shares Pool may (or may not) be available for meeting future grants of Awards subject to the limitations set out in Section 3(a) below.

“Specified Tortious Conduct” means, in each case as determined by the Administrator: (i) the material breach of any duty of confidentiality the Participant has towards any Group Member (the occurrence of which breach shall be determined in accordance with the governing law and, unless the Company determines otherwise in its sole discretion, the dispute resolution provisions that are set forth in, or are otherwise applicable under, the agreement in which the applicable duty is set forth or, if such duty arises under Applicable Laws, under the Applicable Laws pursuant to which such duty arises); or (ii) any conduct to make, procure, or arrange to be made any disparaging statement (including but not limited to any libel, slander or spreading of rumors) of any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member, to any person by any means whatsoever that has material adverse impact on any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member; provided, that this provision shall not apply to any conduct or communication that is protected by Applicable Laws of the jurisdiction in which such conduct or communication occurred.

“Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise; provided, that for purposes of Incentive Stock Options, a Subsidiary shall mean only any Person of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary.

“Tax” means any income, employment, social welfare or other tax or tax withholding obligations (including a Participant’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws with respect to any taxable event concerning a Participant arising as a result of this Plan.

“Terminated for Cause” or “Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Personnel for Cause; or (ii) the Participant’s termination without Cause or voluntary resignation as a Service Personnel if the Administrator determines at any time that, before or after the Participant’s termination without Cause or resignation, a Group Member had Cause to terminate such Participant’s status as a Service Personnel.

“Trading Date” means any day on which the Shares are (i) publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Laws, or (ii) quoted by a recognized securities dealer.

“Trust” means The Alibaba Group Holding Limited 2024 Equity Incentive Plan Trust established by the Company as settlor and the Original Trustee as trustee by a deed of settlement dated August 26, 2024 (the “Original Trust Deed”) to hold Shares and other trust assets (if any) subject to the terms thereof, as amended from time to time, to facilitate the operation of this Plan.

“Trust Deed” means the Original Trust Deed and such other deeds of settlement governing the Trust.

“Trustee(s)” means the Original Trustee or other trustee or trustees appointed pursuant to the terms of the Trust Deed who is acting as the trustee of the Trust.

“U.S. Person” means each Person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

“U.S. Securities Act” means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time.

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

(b) Interpretation. Unless expressly provided otherwise, or the context otherwise requires:

(i) the headings in this Plan are for convenience only and shall not affect its interpretation;

(ii) the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(iii) references to “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America;

(v) references to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to clauses, sub-clauses, paragraphs and sub-paragraphs of, and schedules to, this Plan;

(vi) use of any gender includes the other genders;

(vii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(viii) a reference to any other document referred to in this Plan is a reference to that other document as amended, varied, novated or supplemented at any time; and

(ix) sections 8 and 19(3) of the Electronic Transactions Act (As Revised) of the Cayman Islands shall not apply.

3. Shares Subject to the Plan.

(a) Subject to the provisions of paragraph (b) to (f) of this Section 3 and Section 13, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 483,000,000 Shares, or such lesser number of Shares determined by the Board (as such number may be adjusted pursuant to Section 13, the “Share Limit”). Subject to paragraph (c) of this Section 3 and Section 13, the maximum number of Incentive Stock Options that may be granted is 483,000,000. The total number of Shares which may be distributed (by issuance of new Shares or transfer of treasury Shares) in respect of all Awards to be granted under the Plan represents 2.6% of the issued and outstanding Shares of the Company (excluding, for the avoidance of doubt, any treasury Shares held by the Company, which shall not be deemed issued or outstanding for any purposes) as at the date of approval of the Plan. Out of the maximum aggregate number of Shares which may be subject to Awards under the Plan, the maximum aggregate number of Shares which may be distributed (by issuance of new Shares or transfer of treasury Shares) in respect of all Awards to be granted under the Plan to Service Providers shall not exceed 93,716,369, or such lesser number of Shares determined by the Board (as such number may be adjusted pursuant to Section 13, the “Service Provider Sub-Limit”). The Service Provider Sub-Limit represents 0.5% of the issued and outstanding Shares of the Company (excluding, for the avoidance of doubt, any treasury Shares held by the Company, which shall not be deemed issued or outstanding for any purposes) as at the date of approval of the Plan. Pursuant to the rules of the HKSE, the total number of Shares which may be distributed by issuance of new Shares or transfer of treasury Shares (together with Shares issued or transferred to and held in the Shares Pool at any time (including all Returned Shares which are treated as available for meeting future grant of Awards for the purpose of the Plan, but not otherwise)) in respect of all Awards to be granted under the Plan and any other share incentive schemes maintained by the Company for the issuance of new Shares to Service Personnel shall not exceed 10% of the Shares issued and outstanding (excluding, for the avoidance of doubt, any treasury Shares held by the Company, which shall not be deemed issued or outstanding for any purposes) as at the date of approval of the Plan by the shareholders of the Company. Subject to the immediately following sentence, the Company may refresh or grant Awards beyond the Share Limit and the Service Provider Sub-Limit as permitted and subject to the requirements under the Applicable Laws. Notwithstanding any provision of the Plan to contrary, any increase to the Share Limit shall require the approval of the Company’s shareholders. For the avoidance of doubt, if the Company conducts a Corporate Actions (as defined below) with respect to the Shares, the number of Shares subject to the Share Limit and the Service Provider Sub-Limit shall be proportionally and equitably adjusted to comply with, among other things, the rules of the HKSE.

(b) The Awards shall be settled by Shares issued or distributed by the Company to the Participants, or, as directed by the Administrator, by Awarded Shares in the Shares Pool to be distributed to, or disposed of for the benefit of, the Participants by the Trustee. Shares subject to Awards granted to Participants may not be Awarded Shares from the date of the grant of the Award, except that Shares issued to the Trust shall be Awarded Shares and subject to Awards granted to Participants from the date of the issue of such Shares to the Trust.

(c) If an Award (or any portion thereof) terminates, expires, lapses, becomes ab initio void or is cancelled for any reason without such Shares being issued to, distributed or disposed of on behalf of a Participant, any Shares subject to the Award (or such portion thereof) may again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). However, Shares that have actually been issued to, distributed or disposed of by the Trustee under the Plan pursuant to Awards under the Plan shall not become Returned Shares (except if such Shares were issued with respect to Awards which lapse) and shall not become available for future distribution under the Plan unless the limitation in Section 3(a) is not yet utilized or is otherwise increased.

(d) Shares withheld or not issued or distributed by the Company, or issued to but then withheld and not distributed by the Trust, may again be optioned, granted or awarded hereunder if such Award lapses according to the terms of the Plan or the Award Agreement (which Shares if held in the Trust shall become Returned Shares).

(e) No individual Service Personnel shall be granted Awards where such grant will result in the aggregate number of Shares issued and to be issued to such Service Personnel (excluding any Awards lapsed in accordance with the terms of the Plan) in the 12 month period up to and including the date of such grant exceeding 1% of the total number of Shares in issue (excluding, for the avoidance of doubt, any treasury shares held by the Company, which shall not be deemed issued or outstanding for any purposes), unless such grant is approved by the shareholders of the Company (with such Service Personnel and his associates abstaining from voting).

(f) Notwithstanding anything to the contrary contained herein, in no event shall any of the following Shares again become available for other Awards under the Plan: (i) Shares tendered or withheld on the exercise of Options or other Awards for the payment of the exercise price or purchase price thereof, as applicable; (ii) Shares tendered by a Participant to satisfy withholding taxes in connection with the exercise of Options or Share Appreciation Rights or in settlement of any other Award; (iii) Shares not issued upon the settlement of a Share Appreciation Right that settles in Shares (or could settle in Shares); and (iv) Shares purchased on the open market with cash proceeds from the exercise of Options or Share Appreciation Rights.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Administrator and the Trustee in accordance with the terms of the Plan and the Trust Deed (except as otherwise permitted herein).

(b) Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. Subject to the provisions of the Plan and the Trust Deed, the Administrator shall have the power and authority, in its sole and absolute discretion:

(i) to select the Service Personnel to whom Awards may from time to time be granted hereunder;

(ii) to determine the type or types of Awards to be granted to each Service Personnel;

(iii) to determine Fair Market Value;

(iv) to determine the number of Shares to be subject to each such Award granted hereunder;

(v) to prescribe the forms of Award Agreement for use under the Plan, which need not be identical for each Participant and to amend any Award Agreement provided, that: (A) the rights or obligations of the Participant holding the Award that is the subject of any such Award Agreement are not affected adversely by such amendment; (B) the consent of the affected Participant is obtained; or (C) such amendment is otherwise permitted under the Plan and the Trust Deed. Any such amendment or grant of an Award under the Plan need not be the same with respect to each Participant;

(vi) to determine the terms and conditions of any Award granted hereunder (such terms and conditions to include, but not be limited to, the exercise or purchase price (if any), the time or times when Awards may be vested, issued or exercised, as the case may be (which may be based on performance criteria), the times at which Shares are allocable to a Participant and deliverable, distributable or subject to disposition by the Trustee under a Restricted Share Unit, whether any Award may be paid or otherwise settled in cash or Shares, and any rules for tolling the vesting of awards upon a leave of absence or suspension of employment, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vii) to determine any vesting acceleration or waiver of any voiding of Awards, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii) to determine if any Awards shall be satisfied by issuance or distribution of Shares by the Company or settled by distribution of Shares by the Trustee or otherwise, and to ensure that sufficient funds or Shares are held by the Trust in the Shares Pool to provide for Awarded Shares;

(ix) to determine all matters and questions relating to whether a Participant’s status as a Service Personnel has been suspended or terminated, including without limitation if any termination was for Cause or for Disability, and to determine the effective date of such suspension or termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant) and all questions of whether particular leaves of absence constitute a termination of the Participant’s status as a Service Personnel;

(x) to determine whether a Business is a Competitor of the Company;

(xi) to prescribe, amend and rescind rules and regulations relating to the Plan and the administration of the Plan and all Award Agreements, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred Tax treatment under the tax laws of any jurisdiction;

(xii) to allow the Participants to satisfy Tax obligations by having the Company or Trustee withhold from Awards (or a portion thereof), such number of Shares having a Fair Market Value equal to the amount required to be withheld as set forth in Section 14(j) below and, if applicable, dispose of such Shares;

(xiii) to take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with Applicable Laws or any necessary local governmental regulatory exemptions or approvals or listing requirements of any securities exchange or automated quotation system;

(xiv) to construe, interpret, reconcile any inconsistency in, correct any defect in and/or supply any omission in the terms of the Plan, any Award Agreement and Awards granted pursuant to the Plan;

(xv) make all other decisions and determinations that may be required or desired pursuant to the Plan and/or the Trust Deed or as the Administrator deems necessary or advisable to administer the Plan; and

(xvi) to communicate and give directions to the Trustee pursuant to this Plan and the Trust Deed in accordance with Section 5(a) below.

(c) Action by the Administrator. The Administrator may act at a meeting or in writing signed by all members in lieu of a meeting. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other employee of any Group Member, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(d) Effect of Administrator’s Decision. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement, and all decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.

(e) Delegation of Authority. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate.

5. Trustee.

(a) In accordance with the rules of this Plan and the Trust Deed, the Administrator may at any time during the term of the Plan communicate and give directions to the Trustee including to:

(i) utilize any cash contributions by the Company or any Group Member (as well as any income of the Trust in the form of cash (if any)) for purchase of Shares (either on-market or off-market) at such purchase price and during such periods to make up the Shares Pool, having regards to the commencement and end of any period during which any dealing in the Shares would cause the Trustee or any Group Member, or a director, officer or Employee of any Group Member to be in breach of the provisions of any Applicable Laws and subject to compliance with Applicable Laws;

(ii) utilize any cash contributions by the Company or any Group Member (as well as any income of the Trust in the form of cash (if any)) for subscription of allotment of Shares by the Company to make up the Shares in the Shares Pool, subject to compliance with Applicable Laws;

(iii) convert the Shares issued or transferred by the Company to the Trust into Depositary Shares or vice versa, or convert the form of Shares held from those listed on the HKSE to American Depositary Shares or vice versa;

(iv) provisionally allocate Shares held in the Shares Pool for the benefit of the Participants pending distribution or disposition of such Shares pursuant to the terms of this Plan and the Award Agreement applicable to that Participant and treat and record such Shares in the Shares Pool subject to Awards as Awarded Shares;

(v) distribute to, or dispose of on behalf of, the applicable Participant such number of Awarded Shares in accordance with this Plan and the Award Agreement applicable to the Participant where such Awarded Shares have become distributable or subject to disposition, in accordance with directions of the Administrator that the terms and conditions for grant, exercise or vesting of the Award has been complied with; or that the vesting of the Award has been accelerated or postponed by decision of the Administrator including where there is termination, death or Disability of the Participant (in accordance with Section 7 below) or dissolution, liquidation or Change of Control of the Company (in accordance with Section 13(b) and (c) below);

(vi) adjust the number of Shares held in the Shares Pool (including the number of Awarded Shares allocable to the applicable Participant in accordance with Section 5(a)(v) above) taking into account matters such as Corporate Actions;

(vii) transfer Awarded Shares to depositary accounts of the Company acting as nominee of the Trustee for conversion of the ordinary shares of the Company into different forms of Depositary Shares pending distribution of the Awarded Shares to the Participants;

(viii) withhold the distribution of any Awarded Shares or accept Shares withheld by the Company from issuance to the Participants, and treat such Shares as Returned Shares as a result of the lapse of any Award in accordance with the Plan (including pursuant to Sections 7 or 15); and

(ix) accept as Shares in the Shares Pool any Shares which were withheld from distribution or were returned by the Participant to the Company and directed by the Company to be transferred to the Trust, even if such Shares could not be treated as Returned Shares,including in circumstances where the Award terminates, expires, becomes ab initio void or is cancelled;

and the Trustee shall not have power or discretion to make decisions on the above matters under the Trust Deed but shall only act according to the direction of the Administrator in such matters.

(b) The Company shall ensure that sufficient funds are provided or Shares transferred to the Trust by whatever means as the Administrator may in its absolute discretion determine to enable the Trustee to fund the Shares Pool to satisfy its obligations in connection with the administration and distribution of Shares subject to Awards granted pursuant to this Plan. The Trustee shall hold the assets of the Trust in accordance with the terms of the Trust Deed.

(c) Any additional money, or property paid or transferred to the Trustee by the Company or any Group Member which is not applied towards the purchase or subscription of Shares to make up the Shares Pool or for settlement of fees, cost and expenses properly incurred by the Trustee, shall pursuant to the terms of the Trust Deed and subject to the direction of the Administrator to the Trustee, be remitted to the Company.

(d) The Trustee shall not exercise the voting rights in respect of any Shares held within the Shares Pool (including any Awarded Shares or Returned Shares) held by it under the Trust unless otherwise required by Applicable Laws.

6. Eligibility.

(a) Subject to the terms of the Plan, all forms of Awards may be granted to any Service Personnel. Incentive Stock Options, however, may be granted only to employees of the Company or a Subsidiary. Except for grants of Incentive Stock Options, for purposes of this Section 6(a), “Service Personnel” shall include prospective Service Personnel to whom Awards are granted in connection with written offers of a service relationship with a Group Member.

(b) The eligibility of Service Providers shall be determined by the Administrator, in its sole discretion, taking into account their potential and/or actual contribution to the success and growth of the Group, the specific skills or technical knowledge possessed by the Service Providers and the importance to the Group to retain their services. In particular, the Administrator may, through the grant of Awards, provide incentive to and reward Service Providers based on (i) their participation and involvement in promoting the business of the Group; (ii) their provision of quality services as well as timely market intelligence to the Group; and (iii) whether they will contribute to the short, medium or long-term business development of the Group.

(c) An Option that is intended to be an Incentive Stock Option shall be so designated in the Award Agreement.

(d) Neither the Plan, any Trust Deed nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Personnel with any Group Member, nor shall it interfere in any way with his or her right or any Group Member’s right to terminate such relationship at any time, with or without Cause. Further no Service Personnel or Participant shall have (i) any rights or claims to the income or capital of the Trust, including any Awarded Shares, except as provided for in the applicable Trust Deed, and subject to the terms of this Plan and the Award Agreement applicable to the Participant or (ii) any rights to call for accounts (whether audited or otherwise) or request for any information from the Trustee in relation to the income or capital of the Trust, or in relation to the trust and powers contained in any Trust Deed.

(e) Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be tolled during any unpaid leave of absence in accordance with such rules as the Administrator shall determine.

7. Terms of Awards.

(a) Term. The term of each Award shall be stated in the Award Agreement; provided, that the term shall be no more than ten (10) years from the date of grant thereof.

(b) Timing of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award or such other future date as is determined by the Administrator. Notice of the determination shall be given to each Service Personnel to whom an Award is so granted within a reasonable time after such grant.

(c) Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan (or any other award granted pursuant to another compensation plan). Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards (or any other award granted pursuant to another compensation plan).

(d) Award Agreement. All Awards shall be evidenced by an Award Agreement setting forth the number of Shares subject to the Award and the terms and conditions of the Award, including any performance target based on various key performance indicators with respect to operations, finance, business and/or other metrics which are designed to motivate and reward contribution to the Group that needs to be achieved before the Award can be vested, which shall not be inconsistent with the Plan; provided, that if necessary to comply with Section 409A of the Code, for each U.S. Person the Shares subject to the Awards shall be “service recipient stock” within the meaning of Section 409A of the Code and the Award shall otherwise comply with Section 409A of the Code. Key performance indicators for assessment of performance targets include any one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; revenue; gross merchandize value; growth rate; return on equity; return on investment; sales; revenue; stock price; total shareholder return; customer satisfaction metrics; business unit development; or such other goals as the Administrator or the Board may determine from time to time. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, investments or to assets or net assets. The Board may, in its sole discretion, amend or adjust the key performance indicators and establish any special rules and conditions to which the key performance indicators shall be subject at any time.

(e) Vesting. The period during which an Award, in whole or in part, vests shall be set by the Administrator, and the Administrator may determine that an Award may not vest in whole or in part for a specified period after it is granted, provided that Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted. Such vesting may be based on service with a Group Member or any other criteria selected by the Administrator. The Board may, at its discretion, determine a shorter period during which an Award vests or that an Award may be vested upon the grant of the Award with respect to the following Awards granted to Employee Participants:

(i) substitute awards granted in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries;

(ii) any additional Awards the Administrator may grant in respect of (A) sign-on or make-whole grants to new Employee Participants, (B) grants of Awards with performance-based vesting conditions, (C) grants of Awards that are made in batches for administrative or compliance reasons, (D) grants of Awards that vest evenly over a period of 12 months or more, and (E) grants of Awards with a total vesting and holding period of more than 12 months; and (F) Awards subject to a minimum holding period of 12 months which are delivered to an Employee Participant under his/her compensation arrangements (including the relevant Award Agreement) with the Company.

Subject to the provisions of this Section 7 and the approval by the original body which approved the grant, at any time after grant of an Award, the Administrator may, subject to whatever terms and conditions it selects, accelerate the period during which an Award vests. No portion of an Award which is unvested or unexercisable upon the termination of Participant’s status as a Service Personnel shall thereafter become vested or exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Award. The restriction with respect to vesting period under this Section 7 does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award in cases of termination, death or Disability of the Participant or dissolution, liquidation or Change of Control, to the extent set forth in the Plan or the terms of the Award Agreement or otherwise.

(f) Issuance, Transfer and Disposition of Shares. Shares issued, transferred or deemed to be allocated upon grant, exercise or vesting of an Award (or any portion thereof) shall be issued, transferred or deemed to be allocated in the name of the Participant, or, if requested by the Participant and approved by the Administrator, in the name of the Participant and his or her spouse, or in the name of Family Members, for the benefit of the Participant and/or his or her Family Members for tax planning or estate planning purposes subject to the waiver or agreement of the relevant regulatory authorities. The Shares may be delivered from the Trust in lieu of being issued or distributed by the Company. Pursuant to direction of the Administrator and, if applicable, the request by the Participant and confirmation by the Administrator that the terms and conditions for grant, exercise or vesting of an Award has been satisfied, the Trustee shall arrange for distribution or disposition of the relevant Awarded Shares held by the Trust to or for the benefit of the relevant Participant as provided in the Award Agreement (or, if requested by the Participant and approved by the Administrator and the Trustee, in the name of or for the benefit of the Participant and his or her spouse, or in the name of or for the Family Member of the Participant, subject to the waiver or agreement of the relevant regulatory authorities if required).

(g) Termination of Relationship as a Service Personnel. If a Participant’s status as a Service Personnel terminates other than as provided in circumstances set out in Sections 7(h), 7(i) and 17, such Participant may exercise any unexercised Award (to the extent exercisable) within such period of time as is specified in the Award Agreement to the extent that the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except as provided in Sections 7(h), 7(i) and 17, Awards shall remain exercisable for three (3) months following the termination of the Participant’s status as a Service Personnel. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Award, the unvested portion of such Award shall lapse and the Shares which were the subject of the unvested portion of the Award shall, so far as they have been Awarded Shares, become Returned Shares which revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise his or her vested Award within the time specified by the Administrator, the Award shall lapse, and the Shares which were the subject of such Award shall, so far as they have been Awarded Shares, become Returned Shares.

(h) Disability of Participant. If a Participant’s status as a Service Personnel terminates as a result of the Participant’s Disability, the Participant may exercise any unexercised Award (to the extent exercisable) within such period of time as is specified in the Award Agreement to the extent the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Award, the unvested portion of such Award shall be deemed lapsed and the Shares which were the subject of the unvested portion of the Award shall, so far as they have been Awarded Shares, become Returned Shares. If, after termination of his or her status as a Service Personnel, the Participant does not exercise his or her vested Award within the time specified herein, the Award shall lapse, and the Shares which were the subject of such Award shall, so far as they have been Awarded Shares, become Returned Shares.

(i) Death of Participant. If a Participant dies while being a Service Personnel, any unexercised Award (to the extent exercisable) may be exercised within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of death of the Participant (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Award by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is not vested as to the entire Award, the unvested portion of such Award shall be deemed lapsed and the Shares which were the subject of the unvested portion of the Award shall, so far as they have been Awarded Shares, become Returned Shares. If the vested Award is not so exercised within the time specified herein, the Award shall lapse and the Shares which were the subject of such Award shall, so far as they have been Awarded Shares, become Returned Shares.

(j) Rights as a Shareholder.

(i) Until the Participant is registered as a holder of Shares (by entry in the Company’s register of members), no right to vote or receive dividends (or distributions made upon the liquidation of the Company) or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the vesting of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are so registered, except as provided in Section 13.

(ii) For the avoidance of doubt, with respect to the Shares in the Shares Pool (whether or not such Shares are Awarded Shares) which are not yet distributable, no Service Personnel or Participant is entitled to any dividends declared or rights arising from or attached to such Shares (including any increase in the number of Shares in the Shares Pool or income resulting from subdivision, consolidation, capitalization issue, rights issue, reduction of capital, (such actions shall be referred to as “Corporate Actions”) except as provided in Section 13(a) or if the Administrator shall determine otherwise), and any such increase in the number of Shares received by the Trustee shall be treated as additional Shares in the Shares Pool while income in the form of cash received shall be treated as income of the Trust. Further in connection with any of the Corporate Actions, the Trustee shall only take steps as a holder of Shares pursuant to directions of the Administrator to exercise any rights or make any elections if required, including to sell any nil-paid rights obtained as a result of such Corporate Action.

8. Options.

(a) Rights to Purchase. After the Administrator determines that it will offer Options under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Options, including, without limitation, the number of Shares subject to each Option, any vesting schedule and/or conditions, any minimum period for which any Option must be held before it can be exercised and/or any performance target based on various key performance indicators with respect to operations, finance, business and/or other metrics which are designed to motivate and reward contribution to the Group which needs to be achieved by an Option-holder before the Option can be exercised.

(b) Exercise Price. The exercise price for each Option shall be determined by the Administrator and set forth in the Award Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Option is granted; provided, that (i) in the event that the Option is issued with an exercise price denominated in Hong Kong dollars, its exercise price per Share must be at least the Fair Market Value of such Shares on the date of grant, which must be a business day; (ii) no Option may be granted to a U.S. Person with an exercise price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code; (iii) a Nonstatutory Stock Option may be granted with an exercise price per Share that is lower than the Fair Market Value of such Shares on the date of grant if such Option is granted pursuant to an assumption or substitution for an option granted by another company, whether in connection with an acquisition of such other company or otherwise; (iv) in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant; (v) the exercise price per Share shall not in any circumstances be less than the par value of the Share; and (vi) the determination of the exercise price shall be subject to compliance with Applicable Laws and the requirements of any exchange on which the Shares are listed or traded. Subject to the approval by the original body which approved the grant, the exercise price of an Option may be amended or adjusted by the Administrator, provided, that (i) such adjustment complies with Section 409A of the Code, if applicable, and does not result in a materially adverse impact to the Participant; (ii) the exercise price per Share may not in any circumstances be reduced to less than the par value of the Share; and (iii) the determination of the exercise price shall be subject to compliance with Applicable Laws and the requirements of any exchange on which the Shares are listed or traded. For the avoidance of doubt, the exercise price per Share is the exercise price per Option divided by the number of Shares for which the Option is exercisable.

(c) Consideration. The consideration to be paid for the Shares to be distributed or issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price;

(v) by a “net exercise” method whereby the Company (or Trust) withholds from the delivery of Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate exercise price for the Shares for which the Option was exercised, provided always that the par value of such Shares shall be paid in cash or by check;

(vi) by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d) Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company (or Trust, where applicable) receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and payment of the exercise price and Taxes which are required to be withheld or paid by the relevant Group Member. Full payment may consist of any consideration and method of payment permitted under Section 8(c) above.

(e) Substitution of Share Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

9. Restricted Shares.

(a) Rights to Purchase. After the Administrator determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Shares.

(b) Restrictions. All Restricted Shares shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Restricted Shares may not be sold or encumbered until all restrictions on such Restricted Shares are terminated or expire in accordance with the terms of the relevant Award Agreement. All Restricted Shares which are Awarded Shares shall be distributed by the Trust to the Participants upon vesting of the Shares but may then be held by the Trust in escrow for the Participant until all restrictions on such Restricted Shares have been removed.

(c) Voiding of Restricted Shares. If the price for the Restricted Shares was paid by the Participant in services, then upon termination as a Service Personnel, the Participant shall no longer have any right in the unvested Restricted Shares and such Restricted Shares shall become ab initio void (and for these purposes, the Participant shall be deemed to have surrendered such Restricted Shares), and thereupon transferred to the Company (or as directed by the Administrator to the Trust to be held as Shares in the Shares Pool (which may not be treated as available for meeting future grant of Awards subject to this Plan unless the limitation in Section 3(a) above is not reached), as applicable) without consideration. If a purchase price was paid by the Participant for the Restricted Shares (other than in services), then upon the Participant’s termination of status as a Service Personnel, the unvested Restricted Shares then subject to restrictions shall become ab initio void and the Company shall pay to the Participant a cash price per share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in the Award Agreement.

10. Restricted Share Units.

Rights to Purchase. After the Administrator determines that it will offer Restricted Share Units under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Share Units, including, without limitation, the number of Shares subject to each Restricted Share Unit.

11. Share Appreciation Rights.

(a) Rights to Purchase. After the Administrator determines that it will offer Share Appreciation Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Share Appreciation Rights, including, without limitation, the number of Shares subject to each Share Appreciation Right.

(b) Base Price. The price over which the appreciation of each Share Appreciation Right is to be measured shall be the base price as determined by the Administrator and set forth in the Award Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Share Appreciation Right is granted; provided, that (i) no Share Appreciation Right may be granted to a U.S. Person with a base price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code; (ii) Share Appreciation Rights may be granted with a base price per Share that is lower than the Fair Market Value of such Shares on the date of grant if such Share Appreciation Right is granted pursuant to an assumption or substitution for a share appreciation right granted by another company, whether in connection with an acquisition of such other company or otherwise; and (iii) the base price per Share shall not in any circumstances be less than the par value of the Share. The base price so established for a Share Appreciation Right may be increased or decreased in the absolute discretion of the Administrator, provided, that (i) such adjustment complies with Section 409A of the Code, if applicable, and does not result in a materially adverse impact to the Participant; and (ii) the base price per Share may not in any circumstances be reduced to less than the par value of the Share. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment in the base price mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(c) Settlement. Settlement for a Share Appreciation Right upon exercise shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Administrator in accordance with the Award Agreement or, if the Award Agreement does not specifically so provide, by the Administrator at the time of exercise. Regardless of whether any settlement is effected in cash or Shares, the full number of Shares underlying the Share Appreciation Right and subject to settlement shall be counted against the maximum number of Shares which may be issued under Section 3 and shall not be treated as Returned Shares.

(d) Procedure for Exercise. Any Share Appreciation Right granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Share Appreciation Right shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Share Appreciation Right and payment of Taxes which are required to be withheld or paid by the relevant Group Member. If Shares are issued or distributed upon exercise of a Share Appreciation Right, then such Shares shall be issued or distributed in the name of the Participant or, if requested by the Participant and if approved by the Administrator in its sole discretion, in the name of the Participant and in the name of one or more of his or her Family Members.

12. Non-Transferability.

Awards, and any interest therein, shall be personal to each Participant and will not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process; provided, that (i) subject to the waiver or agreement of the relevant regulatory authorities, during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate), the Participant may transfer Nonstatutory Stock Options, Restricted Shares, Restricted Share Units and Share Appreciation Rights to his or her Family Members by gift or pursuant to domestic relations order in the settlement of marital property rights (except that any Awarded Shares may only be held for the benefit of Family Members pursuant to the direction of the Administrator and in accordance with the terms of the Trust Deed), and (ii) following a Participant’s death, Awards, to the extent they are vested upon the Participant’s death, may be transferred by will or by the laws of descent and distribution (provided that any Awarded Shares vested in a deceased Participant shall be transferred in accordance with the terms of the Trust Deed subject to waiver or agreement of the relevant regulatory authorities). Notwithstanding the above, Awards, and any interest therein, will not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process unless such transfer or assignment is made in compliance with Applicable Laws and the requirements of any exchange on which the Shares are listed or traded.

13. Adjustments Upon Changes in Capitalization, Change in Control.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Share Limit and the Service Provider Sub-Limit, the number of Shares which are the subject of each outstanding Award (or each outstanding Restricted Share Unit, Option or Share Appreciation Right if it covers more than one Share) (including Awarded Shares), the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon expiration and lapse of an Award (including Returned Shares), and the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each such outstanding Award and the number of Shares in the Shares Pool, may be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a Corporate Action, or may be adjusted for any other increase or decrease in the number of issued Shares effected without consideration by the Company. Such adjustment shall comply with, among other things, the Hong Kong Listing Rules for so long as the Company remains listed on the HKSE as a primary issuer. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. The manner in which such adjustments under this Section 13(a) are to be accomplished shall be determined by the Board whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. For the avoidance of doubt, in the case of any extraordinary cash dividend and distribution in specie, the Board may make an equitable or proportionate adjustment to outstanding Awards to reflect the effect of such extraordinary cash dividend.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of commencement of such proposed dissolution or liquidation. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option, or Share Appreciation Right until fifteen (15) days prior to the commencement of such dissolution or liquidation as to all of the Shares covered thereby. To the extent it has not been so exercised or paid out, such Award will terminate immediately prior to the commencement of such proposed dissolution or liquidation. In addition, the Administrator may provide that any vesting or voiding condition applicable to any Award shall be waived or lapse as to all such Awards, and any Shares issuable or distributable under any Award shall be issued or distributed as of such date, provided, that the proposed dissolution or liquidation commences at the time and in the manner contemplated by the proposed dissolution or liquidation. To the extent it has not been previously exercised or paid out, each Award will lapse immediately prior to the commencement of such proposed dissolution or liquidation.

(c) Change in Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, the Company, as determined in the sole discretion of the Administrator and without the consent of the Participant, may take any of the following actions:

(i) accelerate the vesting, in whole or in part, of any Award whereupon any Awarded Shares subject to such accelerated Awards shall be distributed or disposed of by the Trustee to or for the benefit of the relevant Participant in accordance with the direction of the Administrator;

(ii) purchase any Award from any Participant for an amount of cash or Shares equal to the value that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or

(iii) provide for the assumption, conversion or replacement of any Award by the successor corporation or a parent or subsidiary of the successor corporation with other rights (including cash) or property selected by the Administrator in its sole discretion or the assumption or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with such appropriate adjustments as to the number and kind of Shares and prices as the Administrator deems, in its sole discretion, reasonable, equitable and appropriate, and relevant directions shall be given by the Administrator to the Trustee with regards to the distribution or transfer of Shares remaining in the Shares Pool to the successor corporation in exchange for shares of the successor corporation as appropriate. In the event the successor corporation refuses to assume, convert or replace outstanding Awards, the Awards shall fully vest and the Participant shall have the right to exercise or receive payment as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested, exercisable or otherwise issuable, distributable or disposable, whereupon any Awarded Shares subject to such accelerated Awards shall be distributed or disposed of by the Trustee to or for the benefit of the relevant Participant in accordance with the direction of the Administrator.

(d) Prior to any payment or adjustment contemplated under this Section 13, the Administrator may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator.

14. Miscellaneous General Rules.

(a) Share Certificates. Notwithstanding anything herein to the contrary, the Company (or the Trust, if applicable) shall not be required to issue or deliver any certificates evidencing Shares issued or distributed pursuant to the exercise or settlement of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards and provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.

(c) Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

(d) Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(e) Government and Other Regulations. The obligation of the Company (or the Trust, if applicable) to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares issued or delivered under the Plan under any Applicable Laws. If the Shares issued or delivered under the Plan may in certain circumstances be exempt from registration under Applicable Laws the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

(f) Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

(g) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(h) Fractional Shares. No fractional Share shall be issued by the Company or distributed by the Trust and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(i) No Rights to Awards. No Participant, Employee, Service Provider or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company, the Administrator nor the Trustee is obligated to treat Participants, Employees, Service Providers or any other persons uniformly.

(j) Taxes. No Shares shall be delivered, and no payment or settlement shall be made under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of Taxes and any other costs and expenses in connection with the grant, exercise or vesting of Awards and/or the issuance and delivery of the Shares, payment or settlement. The Company or the relevant Group Member shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or the relevant Group Member, an amount sufficient to satisfy all Taxes. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy Taxes by having the Company withhold Shares otherwise issuable under an Award (or having the Trustee withhold Awarded Shares otherwise distributable to a Participant under an Award) having a Fair Market Value equal to the Taxes. Notwithstanding any other provision of the Plan, the number of Shares otherwise issuable or distributable under an Award which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award (or a portion thereof) after such Shares were acquired by the Participant from the Trust or the Company) in order to satisfy all Taxes, unless specifically approved by the Administrator, shall be limited to the number of Shares otherwise issuable, distributable or disposable under an Award which have a Fair Market Value on the date such Shares are vested, withheld or repurchased, or such other date as the Administrator deems appropriate or as required under Applicable Laws, equal to the aggregate amount of such Taxes. All elections by the Participants to have Shares otherwise issuable or distributable under an Award withheld for this purpose (as approved by the Administrator) shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. The Administrator shall determine the Fair Market Value of the Shares, consistent with Applicable Laws, for Taxes due in connection with a broker-assisted cashless Option exercise involving the sale of Shares, if any, to pay the Option exercise price or any Taxes.

(k) Buy-Out. In the sole discretion of the Administrator, any Award (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, however, payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are deliverable or disposable pursuant to the terms of the Award.

(l) Valuation. For purposes of Sections 13(c) and 14(k) where an Award is converted into or any underlying Share is substituted with cash or other property or securities (a “Substitute Property”), the valuation of such Award and its Substitute Property, or the exchange ratio between the two, shall be determined in good faith by the Administrator and supported by the valuation achieved in the relevant transaction, or in the absence of any such transaction, by an independent valuation expert selected by the Administrator.

(m) Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Related Entity. Nothing in the Plan shall be construed to limit the right of the Company, any Subsidiary or any Related Entity (i) to establish any other forms of incentives or compensation for Service Personnel, or (ii) to grant or assume options or other rights or awards other than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

(n) Section 409A. To the extent that the Administrator determines that any Award granted to a U.S. Person under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (ii) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Administrator shall use commercially reasonable efforts to implement the provisions of this Section 14(n) in good faith; provided, that neither the Group, the Administrator nor any of the Group’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 14(n).

(o) Indemnification. To the extent allowable pursuant to Applicable Laws, the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum & Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(p) Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.

(q) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

15. Amendment and Termination of the Plan.

(a) Effective Date; Term of Plan. This Plan became effective on the Effective Date and was approved by shareholders of the Company on August 22, 2024. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under this Section 15.

(b) Amendment and Termination.

The Board in its sole discretion may terminate this Plan at any time provided prior notice is given to the Trustee. The Board may amend this Plan at any time in such respects as the Board may deem advisable; provided, that prior notice is given to the Trustee (or where such amendment would impose any additional or more onerous duty, responsibility or liabilities on the Trustee, the consent of the Trustee is required), and that to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, for any alterations to (i) the terms and conditions of the Plan which are of a material nature; (ii) the advantage of the Participants or prospective Participants relating to the matters set out in Hong Kong Listing Rules 17.03; or (iii) the authority of the Board’s authority to alter the terms of the Plan, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. To the extent any grant of Awards to a Person was approved by the Board, the Committee, the independent directors and/or the shareholders (as applicable and as the case may be) in the first place, any change to the terms of such Awards must be approved by the same authority, except any alterations to the Awards that would take effect automatically under the Plan.

(c) Effect of Termination of the Plan.

(i) Except as otherwise provided in Section 15, any termination of this Plan shall not affect Awards previously granted, including those granted which remain unexercised, as the case may be, and such Awards shall remain in full force and effect as if this Plan had not been terminated, unless mutually agreed otherwise between the affected Participant and the Company, which agreement must be in writing and signed by such Participant and the Company. Any amendment of this Plan shall be applicable to Awards and the Shares underlying such Awards previously granted, including those granted which remain unexercised, as the case may be, unless otherwise determined by the Company.

(ii) Upon termination of the Plan, all the Awards shall, subject to contrary directions from the Administrator become vested or exercisable, and any Awarded Shares shall become distributable to, or disposable for the benefit of the Participants, provided that if the Administrator determines and directs that any Award shall not be so accelerated, the relevant Awarded Shares may be cancelled, or continue to be held by the Trustee for the benefit of the relevant Participants pending the vesting of the Awards, in accordance with the Plan and the applicable Award Agreement, and the rules of the Plan shall remain in full force and effect to the extent necessary to give effect to such Awards made prior to termination of the Plan.

(iii) Subject to (ii) above, Shares remaining in the Shares Pool shall as directed by the Administrator in writing, either be transferred to the Company, or sold by the Trustee within twenty-one (21) Business Days (on which the trading of the Shares has not been suspended) of receiving notice of such termination of the Plan (or such longer period as the Administrator may otherwise determine) with the net proceeds of sale and such other income or assets remaining in the Trust (after making the appropriate deductions in respect of all fees, cost and expenses properly incurred by the Trustee) distributed to the Company; or such Shares and other income or assets remaining in the Trust (after making the appropriate deductions in respect of the fees, cost and expenses properly incurred by the Trustee) shall be resettled to another trust set up by the Company for the purpose of operating a different share incentive scheme adopted by the Company (in particular, but without limitation, a replacement for this Plan intended to operate following the expiry of the Plan).

(d) No Repricing. Notwithstanding anything in the Plan to the contrary, without shareholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification of the Plan or any Award Agreement may reduce the exercise price of any Option or the base price of any Share Appreciation Right or delete or limit the prohibition on repricing as provided by this Section 15(d); (ii) the Administrator may not cancel any outstanding Option or Share Appreciation Right (including such Awards with an exercise price or base price, as applicable, with a value above the current Fair Market Value of such Award) and replace it with a new Option or Share Appreciation Right (with a lower exercise price or base price, as the case may be) or other Award or cash payment that has a value greater than the intrinsic value (if any) of the cancelled Option or Share Appreciation Right (including a buy-out of any Option or Share Appreciation Right having the same effect); and (iii) the Administrator may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

16. Certain Securities Law Matters and Other Regulations.

(a) The obligation of the Company to settle Awards in Shares or other consideration (or, if applicable, of the Trust to deliver or dispose of Shares) shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company (or the Trust) shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to Applicable Laws or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company (or the Trust) shall be under no obligation to register for sale under any Applicable Laws any of the Shares to be offered or sold under the Plan.

(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s or the Trust's acquisition of Shares from the public markets, the Company's issuance or transfer of the Shares to the Participant or the Trust, the Trust’s distribution, disposition or delivery of the Shares to or for the benefit of the Participant, the Participant’s acquisition of the Shares from the Company or the Trust and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable.

(c) If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to the cancelled Award or portion thereof that otherwise would be immediately distributable or issuable to the Participant if not for the cancellation (such Fair Market Value to be determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over, (ii) to the extent not already been paid by the Participant, the aggregate exercise price or base price (or any other amount (other than a Tax withholding obligation) payable as a condition of delivery of Shares) that would have been payable by the Participant (if any). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. For the avoidance of doubt, where the Company cancels an Award granted to a Participant, such Awards cancelled will be regarded as utilized for the purpose of calculating the number of Shares subject to the Share Limit (and, if applicable, the Service Provider Sub-Limit). Any new and additional Awards granted to the same Participant may only be made if there are remaining Shares available for granting under the Share Limit (and, if applicable, the Service Provider Sub-Limit).

(d) Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option in a manner that the Administrator determines would violate the United States Sarbanes-Oxley Act of 2002, or any other Applicable Laws or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

17. Termination for Cause; Restrictive Covenant Violations; Other Breaches.

(a) Subject to Applicable Laws, (i) all of a Participant’s Options or Share Appreciation Rights, whether vested or unvested, and all other Awards granted to such Participant shall become ab initio void and the exercise of any such Options or Share Appreciation Rights shall therefore be automatically rescinded and void and (ii) considering that all of such Participant’s Awards, whether vested or unvested, are ab initio void, such Participant shall forthwith return to the Company or the Trust (A) all Shares received in settlement or upon the exercise of such void Awards, (B) all cash, or other property that were received in settlement or upon the exercise of such void Awards, and/or (C) any proceeds, gains and/or economic benefits such Participant realized in connection with the sale, transfer or other disposition of the Shares or other property received in settlement or upon the exercise of such void Awards, and the Company shall have the right to take all actions to effect the return from such Participant, including to direct the Participant to return to the Trust, of all such Shares, cash or other property, and/or proceeds, gains and/or economic benefits, upon the occurrence of any applicable event as may be specified in the applicable Award Agreements, including but not limited to Termination for Cause, breaches of restrictive covenants, or commission of Specified Tortious Conduct.

(b) For the avoidance of doubt, (i) the Company may direct that a Participant return any Shares such Participant is required to return pursuant to this Section 17 or any other applicable provision of the Plan to the Trust, in which case the Participant will be required to return such Shares to the Trust, and the Trust may make any required payment pursuant to Section 17 or any other applicable provision of the Plan in place of the Company, and (ii) the cancellation of any Shares pursuant to any provision of this Plan may be accomplished by requiring that the Participant transfer such Shares to the Trust for zero consideration.

18. Governing Law.

This Plan shall be governed by the laws of the Cayman Islands, except as otherwise provided in this Plan.

* * * * *

33